UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37852	98-0505495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Protagonist Therapeutics, Inc.

7707 Gateway Blvd., Suite 140

Newark, California 94560-1160

(Address of principal executive offices, including zip code)

(510) 474-0170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	PTGX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 28, 2019 (the “Effective Date”), Protagonist Therapeutics, Inc. (the “Company”) appointed Donald Kalkofen as Chief Financial Officer to serve as the Company’s principal financial officer and principal accounting officer.  Dinesh V. Patel, Ph.D., the Company’s President and Chief Executive Officer, had served as interim principal financial officer from January 11, 2019 until the Effective Date and had served as interim principal accounting officer from March 20, 2019 until the Effective Date.

Mr. Kalkofen, age 55, had served in a consulting capacity as the Company’s Senior Advisor, Finance since February 11, 2019 until his appointment as Chief Financial Officer, and previously served in a consulting capacity as Interim Controller of the Company from May 2018 to June 2018. Mr. Kalkofen served as Interim Chief Financial Officer of App Annie, Inc., a late-stage global SaaS company, from June 2018 to January 2019. From November 2017 until April 2018, he served as a Financial Consultant at Depomed, Inc. (now Assertio Therapeutics, Inc.), a specialty pharmaceutical company. Mr. Kalkofen also served as a Chief Financial Officer consulting partner at Hardesty, LLC, a financial executive consulting and talent firm, from July 2018 to November 2017.  Mr. Kalkofen served at Align Technology, Inc., a global medical device company, as Interim Assistant Controller from May 2016 to October 2017. Prior to his time at Align Technology, Mr. Kalkofen served as a Financial Consultant at Marketo, Inc., a marketing software company from March 2016 to May 2016. Immediately prior to joining Marketo, Mr. Kalkofen served as President and Vice President of Finance, Consultant at Simplifier Corporation, a SaaS expense reporting solutions company, which he co-founded in October 2014. Prior to co-founding Simplifier Corporation, Mr. Kalkofen served as a finance consultant at Symantec Corporation, a cybersecurity software company, from 2012 through December 2013 and as Director of Accounting from January 2014 until October 2014. Mr. Kalkofen began his career at PricewaterhouseCoopers LLP as part of the firm’s audit practice group. Mr. Kalkofen holds a B.A. in Accounting from Washington State University, is an active Certified Public Accountant and Certified Global Management Accountant and brings over 15 years of Chief Financial Officer experience.

The Company has entered into an offer letter with Mr. Kalkofen (the “Offer Letter”) pursuant to which he will be paid an annual base salary of $350,000 (the “Base Salary”) and will be eligible for a discretionary annual bonus of up to 40% of his Base Salary. In addition, the Compensation Committee of the Board of Directors (the “Compensation Committee”) granted Mr. Kalkofen an option to purchase 100,000 shares of the Company’s Common Stock (the “Option”) as of May 31, 2019 (the “Option Grant Date”). The shares subject to the Option will vest over four years, with 25% of the Option shares vesting on the one-year anniversary of the Option Grant Date, and the balance vesting in equal monthly installments over the following 36 months, in each case subject to Mr. Kalkofen’s continued service with the Company. The Option is subject to the terms of the Company’s 2018 Inducement Plan and Mr. Kalkofen’s option agreement.

The foregoing description of the Offer Letter is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Offer Letter between Protagonist Therapeutics, Inc. and Donald Kalkofen, dated May 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagonist Therapeutics, Inc.

Dated: May 29, 2019
	By:	/s/ Dinesh V. Patel, Ph.D.
Dinesh V. Patel, Ph.D.
President and Chief Executive Officer